Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Ipswich Bancshares, Inc.
               (Exact name of issuer as specified in its charter)

       Massachusetts                                      04-3459169
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

23 Market Street, Ipswich, Massachusetts                               01938
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)

     Deferred Stock Compensation Plan for Directors of Ipswich Savings Bank Savings Banks Employees Retirement Association 401(k) Plan as adopted by
                              Ipswich Savings Bank
                 Ipswich Savings Bank 1998 Stock Incentive Plan
                 Ipswich Savings Bank 1996 Stock Incentive Plan
 Ipswich Savings Bank 1992 Incentive and Nonqualified Stock Incentive Plan
 -------------------------------------------------------------------------
                           (Full title of the plans)

                                  David L. Grey
                      President and Chief Executive Officer
                            Ipswich Bancshares, Inc.
                                23 Market Street
                          Ipswich, Massachusetts 01938
                                 (978) 356-7777
                   ------------------------------------------
                   (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                            Deborah Drosnin, Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

                   ------------------------------------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                         Amount           Proposed Maximum      Proposed Maximum       Amount of
      Title of Securities                to be             Offering Price      Aggregate Offering    Registration
        to be Registered             Registered (1)        Per Share (2)             Price                Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock (par value $.10)        296,698 shares           $9.9075             $2,939,535.44        $ 817.19
--------------------------------- --------------------- --------------------- --------------------- ----------------

         (1) Maximum number of shares issuable under the Ipswich Savings Bank 1998 Stock Incentive Plan (100,000), the Ipswich Savings Bank 1996 Stock Incentive Plan (111,775), the Ipswich Savings Bank 1992 Incentive and Nonqualified Stock Option Plan (11,323), the Deferred Stock Compensation Plan for Directors of Ipswich Savings Bank (23,600) and the Savings Banks Employees Retirement
              Association 401(k) Plan as adopted by Ipswich Savings Bank (50,000), and such additional number of shares of the Company's common stock as may be required in the event of a stock dividend, stock split, split-up, recapitalization or other similar event. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan.

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), upon the basis of the average of the high and low prices of the common stock of the Registrant on July __, 1999, as reported on the Nasdaq Stock Market.

                                     PART I

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees and directors as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant has not previously filed any annual or quarterly reports with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Act of 1934, as amended (the "Exchange Act"). The Registrant hereby incorporates by reference (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed by its predecessor, Ipswich Savings Bank, with the Federal Deposit Insurance Corporation and (ii) all other reports filed by Ipswich Savings Bank with the Federal Deposit Insurance Corporation since December 31, 1998 pursuant to Section 13(a) of the Exchange Act.

         The Registrant hereby incorporates by reference the Company's Current Report on Form 8-K (including the description of the Company's Common Stock) filed with the Commission on July 9, 1999, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not  applicable  since the Company's  Common Stock is registered  under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article VI of the By-Laws of the Company provides that directors and officers of the Company shall be indemnified by the Company (and non-officer employees of the Company may be so indemnified, at the discretion of the Board of Directors) against all expenses incurred in connection with any proceedings as a result of serving or having served as a director, officer or employee of the Company or any of its wholly owned subsidiaries, or serving or having served in any capacity with respect to any other corporation, organization, partnership, joint venture, trust, employee benefit plan or other entity at the request or direction of the Company. The By-laws of the Company provide that such indemnification shall not be provided if it is determined that the action giving rise to the liability was not taken in good faith in the reasonable belief that the action was in the best interests of the Company. The Company also has a policy of directors' and officers' liability insurance to indemnify its directors and officers against certain liabilities incurred in their capacities as such.

         The Articles of Organization provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability. However, in conformity with Section 13(b) (1 1/2) of Chapter 156B of the Massachusetts General Laws, a director shall be liable (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the Massachusetts General Laws or (iv) with respect to any transaction from which the director derived an improper personal benefit.

         The effect of these provisions would be to permit indemnification by the Company for liabilities arising out of the Securities Act.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

5 Opinion of Foley, Hoag & Eliot LLP as to the legality of the securities being registered

23.1     Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5)

23.2     Consent of Baker Newman & Noyes LLC

24       Power of Attorney (contained on the signature page)

99.1     Ipswich  Savings Bank 1992 Incentive and  Nonqualified  Stock Incentive
         Plan

99.2     Ipswich Savings Bank 1996 Stock Incentive Plan

99.3     Ipswich Savings Bank 1998 Stock Incentive Plan

99.4     Deferred Stock Compensation Plan for Directors of Ipswich Savings Bank

Item 9.  Undertakings.

              1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's or the Plan's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              2. The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any  prospectus  required  by  Section
              10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 2(a)(i) and 2(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                      * * *

                                SIGNATURES

         Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ipswich, Massachusetts, on July 21, 1999.

                            IPSWICH BANCSHARES, INC.

                                       By: /s/ Francis Kenney
                                           -------------------------------------
                                           Francis Kenney
                                           Senior Vice President, Treasurer
                                           and Chief Financial Officer

LIB_18/S-8.WPD


                           POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David L. Grey and Francis Kenney and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

                                 * * *

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                   Title
---------                                   -----

/s/ DAVID L. GREY             President, Chief Executive Officer   July 21, 1999
--------------------------    and Director (Principal Executive
     David Grey               Officer)



/s/ FRANCIS KENNEY            Senior Vice President, Treasurer     July 21, 1999
--------------------------    and Chief Financial Officer
    Francis Kenney            (Principal Financial and
                              Accounting Officer)


/s/ WILLIAM M. CRAFT          Director                             July 21, 1999
--------------------------
    William M. Craft


/s/ THOMAS A. ELLSWORTH        Director                            July 21, 1999
--------------------------
    Thomas A. Ellsworth


/s/ WILLIAM E. GEORGE          Director                            July 21, 1999
--------------------------
    William E. George


/s/ MARK L. KLAMAN             Director                            July 21, 1999
--------------------------
     Mark L. Klaman


/s/ JOHN H. MORROW             Director                            July 21, 1999
--------------------------
    John H. Morrow


/s/ LAWRENCE J. PSZENNY        Director                            July 21, 1999
--------------------------
    Lawrence J. Pszenny


/s/ WILLIAM J. TINTI           Director                            July 21, 1999
--------------------------
    William J. Tinti

     The 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee of the Savings Banks Employees Retirement Association 401(k) Plan as adopted by Ipswich Savings Bank has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woburn, Massachusetts on July 21, 1999.

                                       SAVINGS BANKS EMPLOYEES  RETIREMENT
                                       ASSOCIATION 401(k) PLAN AS ADOPTED BY
                                       IPSWICH SAVINGS BANK


                                       By: /s/ Thomas Forese, Jr.
                                           -------------------------------------
                                           Plan Administrator

                                  EXHIBIT INDEX

5 Opinion of Foley, Hoag & Eliot LLP as to the legality of the securities being registered.

23.1     Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5)

23.2     Consent of Baker Newman & Noyes LLC

24       Power of Attorney (contained on the signature page)

99.1     Ipswich  Savings Bank 1992 Incentive and  Nonqualified  Stock Incentive
         Plan

99.2     Ipswich Savings Bank 1996 Stock Incentive Plan

99.3     Ipswich Savings Bank 1998 Stock Incentive Plan

99.4     Deferred Stock Compensation Plan for Directors of Ipswich Savings Bank